EXHIBIT 21.1

GANNETT CO., INC.

SUBSIDIARIES
OF
GANNETT CO., INC.

GateHouse Legacy – 12-31-19
NAME OF ENTITY
American Influencer Awards, LLC
Arctic Acquisition Corp.
Arctic Holdings LLC
Arizona News Service, LLC
BridgeTower Media DLN, LLC
BridgeTower Media Holding Company
BridgeTower Media, LLC
CA Alabama Holdings, Inc.
CA Florida Holdings, LLC
CA Louisiana Holdings, Inc.
CA Massachusetts Holdings, Inc.
CA North Carolina Holdings, Inc.
CA South Carolina Holdings, Inc.
Copley Ohio Newspapers, Inc.
Cummings Acquisition, LLC
CyberInk, LLC
Daily Journal of Commerce, Inc.
Daily Reporter Publishing Company
DB Acquisition, Inc.
DB Arkansas Holdings, Inc.
DB Iowa Holdings, Inc.
DB North Carolina Holdings, Inc.
DB Oklahoma Holdings, Inc.
DB Tennessee Holdings, Inc.
DB Texas Holdings, Inc.
DB Washington Holdings, Inc.
Dolco Acquisition, LLC
ENHE Acquisition, LLC
EnMotive Company LLC
Enterprise NewsMedia Holding, LLC
Enterprise NewsMedia, LLC
Enterprise Publishing Company, LLC
Finance and Commerce, Inc.
Gannett Holdings LLC

GateHouse Legacy – 12-31-19
Gannett Media Corp.
GateHouse Live, LLC
GateHouse Media Alaska Holdings, Inc.
GateHouse Media Arkansas Holdings, Inc.
GateHouse Media California Holdings, Inc.
GateHouse Media Colorado Holdings, Inc.
GateHouse Media Connecticut Holdings, Inc.
GateHouse Media Corning Holdings, Inc.
GateHouse Media Delaware Holdings, Inc.
GateHouse Media Directories Holdings, Inc.
GateHouse Media Freeport Holdings, Inc.
GateHouse Media Georgia Holdings, Inc.
GateHouse Media Holdco, LLC
GateHouse Media Illinois Holdings II, Inc.
GateHouse Media Illinois Holdings, Inc.
GateHouse Media Indiana Holdings, Inc.
GateHouse Media Intermediate Holdco, LLC
GateHouse Media Iowa Holdings, Inc.
GateHouse Media Kansas Holdings II, Inc.
GateHouse Media Kansas Holdings, Inc.
GateHouse Media Lansing Printing, Inc.
GateHouse Media Louisiana Holdings, Inc.
GateHouse Media Macomb Holdings, Inc.
GateHouse Media Management Services, Inc.
GateHouse Media Maryland Holdings, Inc.
GateHouse Media Massachusetts I, Inc.
GateHouse Media Massachusetts II, Inc.
GateHouse Media Michigan Holdings II, Inc.
GateHouse Media Michigan Holdings, Inc.
GateHouse Media Minnesota Holdings, Inc.
GateHouse Media Missouri Holdings II, Inc.
GateHouse Media Missouri Holdings, Inc.
GateHouse Media Nebraska Holdings, Inc.
GateHouse Media New York Holdings, Inc.
GateHouse Media North Dakota Holdings, Inc.
GateHouse Media Ohio Holdings II, Inc.
GateHouse Media Ohio Holdings, Inc.
GateHouse Media Oklahoma Holdings, Inc.
GateHouse Media Operating, LLC

GateHouse Legacy – 12-31-19
GateHouse Media Oregon Holdings, Inc.
GateHouse Media Pennsylvania Holdings, Inc.
GateHouse Media South Dakota Holdings, Inc.
GateHouse Media Suburban Newspapers, Inc.
GateHouse Media Tennessee Holdings, Inc.
GateHouse Media Texas Holdings, Inc.
GateHouse Media Texas Holdings II, Inc.
GateHouse Media Virginia Holdings, Inc.
GateHouse Media, LLC
George W. Prescott Publishing Company, LLC
Giddyup Events LLC
Idaho Business Review, LLC
Lawyers Weekly, LLC
Liberty SMC, L.L.C.
LMG Maine Holdings, Inc.
LMG Massachusetts, Inc.
LMG National Publishing, Inc.
LMG Rhode Island Holdings, Inc.
LMG Stockton, Inc.
Local Media Group Holdings LLC
Local Media Group, Inc.
Loco Sports LLC
Long Island Business News, LLC
Low Realty, LLC
LRT Four Hundred, LLC
Milwaukee Marathon LLC
Mineral Daily News Tribune, Inc.
Missouri Lawyers Media, LLC
New Media Holdings I LLC
New Media Holdings II LLC
New Media Ventures Group LLC
New Orleans Publishing Group, L.L.C.
News Leader, Inc.
NOPG, L.L.C.
Rugged Events Canada LTD
Rugged Events Holding LLC
Rugged Races LLC
Seacoast Newspapers, Inc.
SureWest Directories

GateHouse Legacy – 12-31-19
Terry Newspapers, Inc.
The Daily Record Company, LLC
The Inquirer and Mirror, Inc.
The Journal Record Publishing Co., LLC
The Mail Tribune, Inc.
The Nickel of Medford, Inc.
The NWS Company, LLC
The Peoria Journal Star, Inc.
ThriveHive, Inc.
UpCurve, Inc.
UpCurve Cloud LLC
W-Systems Corp.

Gannett Legacy 2-4-2020
NAME OF ENTITY

Action Advertising, Inc.
Alexandria Newspapers, Inc.
Baxter County Newspapers, Inc.
Bizzy, Inc.
Boat Spinco, Inc.
Citizen Publishing Company
DealOn, LLC
Des Moines Press Citizen LLC
Des Moines Register and Tribune Company
Desert Sun Publishing, LLC
Desk Spinco, Inc.
Detroit Free Press, Inc.
DiGiCol, Inc.
Evansville Courier Company Inc.
Federated Publications, Inc.
FoodBlogs, LLC
Gannett Co., Inc.

Gannett GP Media, Inc.
Gannett International Communications, Inc.
Gannett International Finance LLC
Gannett Media Services, LLC
Gannett MHC Media, Inc.
Gannett Missouri Publishing, Inc.
Gannett Publishing Services, LLC
Gannett Retail Advertising Group, Inc.
Gannett River States Publishing Corporation
Gannett Satellite Information Network, LLC
Gannett Supply Corporation
Gannett UK Media, LLC
Gannett Vermont Insurance, Inc.
Gannett Vermont Publishing, Inc.
GCCC, LLC
GCOE, LLC
GFHC, LLC
GNSS LLC
Grateful Media, LLC
Guam Publications, Incorporation (Pacific Daily News)
Imagn Content Services, LLC
Indiana Newspapers, LLC
Journal Community Publishing Group, Inc.
Journal Media Group, Inc.
Journal Sentinel Inc.
Kickserv, Inc.
LocalIQ, LLC
Memphis Publishing Company
Multimedia, Inc.
Pacific Media, Inc.

Phoenix Newspapers, Inc.
Press-Citizen Company Inc.
ReachLocal Canada, Inc.
ReachLocal DP, Inc.
ReachLocal International GP LLC
ReachLocal International, Inc.
ReachLocal, Inc.
Reno Newspapers, Inc.
Salinas Newspapers LLC
Scripps NP Operating, LLC
Sedona Publishing Company, Inc.
State-Kilbourn Holdings, LLC
Texas-New Mexico Newspapers, LLC
Thanksgiving Ventures, LLC
The Advertiser Company
The Courier-Journal, Inc.
The Desert Sun Publishing Co.
The Sun Company of San Bernardino, California LLC
The Times Herald Company
The York Newspaper Company
USA Today Sports Media Group, LLC
Visalia Newspapers LLC
Wordstream, Inc.
x.com, Inc.
York Daily Record-York Sunday News LLC
York Dispatch LLC
York Newspapers Holdings, L.P.
York Newspapers Holdings, LLC
York Partnership Holdings, LLC
Gannett International Finance LLP

Gannett International Holdings LLP
Gannett U.K. Limited
Newsquest Capital Limited
Newsquest Limited
ReachLocal Australia Pty Ltd
SweetIQ Analytics Corp.
Detroit Newspapers Partnership, L.P.
Newsquest Media Group Limited
CN Group Limited
CN Group Property Limited
Cumbrian Newspapers Limited
Furness Newspapers Limited
J. Catherall & Co. (Printers) Limited
ReachLocal Services Private Limited
ReachLocal New Zealand Ltd.
ReachLocal Mexico S. de R.L. de C.V.
RL International Investment C.V.
ReachLocal Europe B.V.
ReachLocal GmbH
Newsquest (Berkshire) Limited
Newsquest (Clyde & Forth Press) Limited
Newsquest (Essex) Limited
Newsquest (Herald & Times) Limited
Newsquest (Herts and Bucks) Limited
Newsquest (London & Essex) Limited
Newsquest (Midlands South) Limited
Newsquest (Oxfordshire & Wiltshire) Limited
Newsquest (York) Limited
Newsquest Media (Southern) Limited
Newsquest Pension Trustee Limited

Newsquest Printing (Glasgow) Limited
Newsquest Specialist Media Limited
Forest Machine Journal Limited
Sopress Investments Limited
This is Essex Limited
WP Publishing
William Trimble Limited
LocaliQ Limited
Partridge Printers Limited